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                                EXHIBIT (8)(g)(3)

           FORM OF ADDENDUM TO PARTICIPATION AGREEMENT (TRANSAMERICA)
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                           Addendum to January 1, 2000
       Transamerica Variable Insurance Fund, Inc. Participation Agreement
                     for Transamerica Life Insurance Company


         WHEREAS there exists a January 1, 2000 Participation Agreement ("Agreement") between Transamerica Variable Insurance Fund, Inc. ("TVIF"), Transamerica Investment Management, LLC ("TIM") and Transamerica Occidental Life Insurance Company ("TOLIC");

         WHEREAS Transamerica Life Insurance Company ("TLIC") would like to contract with TVIF and TIM under the same terms and conditions as that Agreement;

         NOW THEREFORE, effective May 1, 2001, TVIF, TIM and TLIC agree as follows:

           1. TVIF, TIM and TLIC agree to be bound by the terms and conditions of the Agreement in the roles of Fund, Adviser and Insurance Company, respectively, except as noted below.

           2. The parties agree that this is a new and separate agreement from that with TOLIC that its terms shall apply separately, and that TLIC shall be liable only for its obligation under this agreement and shall not be liable for the obligations or actions of TOLIC or any other Insurance Company that may enter a participation agreement with TVIF and TIM.

           3. The following provisions of the TOLIC Agreement are amended as follows:

                 a. TLIC ("Insurance Company") is an Iowa Life Insurance
                    Company.

                 b. Notices to Insurance Company shall be to:
                    Transamerica Life Insurance Company
                    4333 Edgewood Road N.E.
                    Cedar Rapids, IA  52499-0001
                    Attn:  Financial Markets Division, Division General Counsel

                 c. Schedule A shall be as attached.
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Agreed to:

TRANSAMERICA LIFE INSURANCE COMPANY:
By its authorized officer

By:
         ---------------------------------
Title:
         ---------------------------------


TRANSAMERICA VARIABLE INSURANCE FUND, INC.:
By its authorized officer,

By:
         ---------------------------------
Title:
         ---------------------------------


TRANSAMERICA INVESTMENT MANAGEMENT, LLC
By its authorized officer,

By:
         ---------------------------------
Title:
         ---------------------------------

                                      -2-
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                                                           Effective May 1, 2001


                                   SCHEDULE A
                                   ----------
                   To January 1, 2000 Participation Agreement
               Between Transamerica Variable Insurance Fund, Inc.,
                  Transamerica Investment Management, LLC, and
                       Transamerica Life Insurance Company

Accounts and Designated Portfolios
----------------------------------

Separate Account VA B - Growth Portfolio and Small Company Portfolio

Separate Account VA C - Growth Portfolio and Small Company Portfolio

Separate Account VA D - Growth Portfolio and Small Company Portfolio

Retirement Income Builder Variable Annuity Account - Growth Portfolio

Legacy Builder Variable Life Separate Account - Growth Portfolio

                                      -3-